                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          UNIVERSAL FOODS CORPORATION
                   (d/b/a Sensient Technologies Corporation)
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                       SENSIENT TECHNOLOGIES CORPORATION
                           777 East Wisconsin Avenue
                          Milwaukee, Wisconsin 53202

                           Notice of Annual Meeting
                           To Be Held April 26, 2001

To the Shareholders of
Universal Foods Corporation (d/b/a Sensient Technologies Corporation):

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders ("Meeting") of Universal Foods Corporation, a Wisconsin corporation d/b/a Sensient Technologies Corporation ("Company"), will be held at the St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York, on Thursday, April 26, 2001, at 2:00 p.m., Eastern Standard Time, for the following purposes:

   1. To elect four directors of the Company as described in the accompanying Proxy Statement.

   2. To consider and act upon an amendment to the Company's Articles of Incorporation to change the name of the Company from Universal Foods Corporation to Sensient Technologies Corporation.

   3. To ratify the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for 2001.

   4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on March 9, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.
   We encourage you to attend the Meeting and vote your shares in person. However, whether or not you are able to attend the Meeting, please complete the enclosed proxy and return it promptly using the envelope provided or vote by telephone or by Internet according to the instructions on the enclosed proxy card, so that your shares will be represented at the Meeting. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by attending the Meeting and voting in person. Your attention is directed to the attached proxy statement and accompanying proxy.

                                        On Behalf of the Board of Directors

                                        John L. Hammond
                                        Secretary

Milwaukee, Wisconsin
March 23, 2001

                          UNIVERSAL FOODS CORPORATION
                    d/b/a SENSIENT TECHNOLOGIES CORPORATION
                           777 East Wisconsin Avenue
                          Milwaukee, Wisconsin 53202
                                (414) 271-6755

                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF SHAREHOLDERS
                                 to be held on
                                April 26, 2001

                               ---------------

                                    GENERAL

   This proxy statement and accompanying proxy are first being furnished to the shareholders of Universal Foods Corporation, a Wisconsin corporation doing business as Sensient Technologies Corporation ("Company"), beginning on or about March 23, 2001, in connection with the solicitation by the Board of Directors of the Company ("Board") of proxies for use at the Company's 2001 Annual Meeting of Shareholders to be held at the St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York, on Thursday, April 26, 2001, at 2:00 p.m., Eastern Standard Time, and at any adjournments thereof ("Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this proxy statement.

   Accompanying this proxy statement are a Notice of Annual Meeting of Shareholders and a form of proxy solicited by the Board for the Meeting. The Annual Report to Shareholders, which also accompanies this proxy statement, contains financial statements for the three years ended December 31, 2000, and certain other information concerning the Company. The Annual Report and financial statements are neither a part of this proxy statement nor incorporated herein by reference.

   Only holders of record of the Company's Common Stock ("Common Stock") as of the close of business on March 9, 2001, are entitled to notice of, and to vote at, the Meeting. On that date, the Company had [48,530,859] shares of Common Stock outstanding, each of which is entitled to one vote on each proposal submitted for shareholder consideration at the Meeting.

   A proxy, in the enclosed form, which is properly executed, duly returned to the Company or its authorized representatives or agents and not revoked or which has been properly voted by telephone or by Internet according to the instructions on the enclosed proxy card and not revoked will be voted in accordance with the shareholder's instructions contained in the proxy. If no instructions are indicated on the proxy, the shares represented thereby will be voted as follows:

  .  FOR the Board's four nominees for director;

  . FOR approval of the change of the Company's name from Universal Foods Corporation to Sensient Technologies Corporation;

  . FOR ratification of the Board's appointment of Deloitte & Touche LLP as the Company's independent auditors for 2001; and

  . On such other matters that may properly come before the Meeting in accordance with the best judgment of the individual proxies named in the proxy.

   Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary. Any shareholder attending the Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Meeting by a shareholder who has signed a proxy does not in itself revoke the proxy. The shares represented by all properly executed proxies received prior to the Meeting will be voted as directed by the shareholders.

   The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person, by telephone or by telegram. The Company will use the services of D.F. King & Co., Inc., New York, New York, to aid in the solicitation of proxies. Their charges will be $7,500 plus reasonable expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

   The Board of Directors consists of eleven members divided into three classes of four, four and three directors each. One class is elected each year to serve for a term of three years.

   Four directors are to be elected at the Meeting. All of the nominees, Messrs. Batten, Clydesdale and Croft and Ms. Whitelaw, are currently directors of the Company and are being nominated for three-year terms expiring in 2004. The remaining seven directors will continue to serve in accordance with their previous elections.

   It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of the Board's four nominees. If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxies otherwise voted in favor of the Board's four nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend.

   Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares of Common Stock which are not voted on this matter at the Meeting (whether by abstention, broker nonvote or otherwise) will have no effect on the election of directors at the Meeting.

   Pursuant to the Company's Bylaws, written notice of other qualifying nominations by shareholders for election to the Board must have been received by the Secretary no later than March 6, 2001. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the Meeting.

   Set forth below is certain information about the Board's nominees and the seven continuing members.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES. SHARES
  OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES
                        WILL BE VOTED FOR ALL NOMINEES.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                           Terms Expiring April, 2004

                                                                        Year
                                                                       First
                                  Position with Company or Other      Elected
       Name and Age                         Occupation                Director
       ------------               ------------------------------      --------
 Michael E. Batten            Chairman of the Board and Chief           1980
                              Executive Officer of Twin
 F, N....................  60  Disc, Inc., a manufacturer of transmission components; Director of
                               Briggs & Stratton Corporation and
                               Simpson Industries

 Dr. Fergus M. Clydesdale     Professor and Head of the Department      1998
                              of Food Science at the
 F, S....................  64  University of Massachusetts--Amherst

 James A.D. Croft             Retired; Director of Richard Ellis        1997
                              Holdings Limited, Property
 A, C....................  63  and Investment Consultants to 1998;
                               Chairman, Bartlodge, Ltd. since 1998

 Essie Whitelaw               Former President and Chief Operating      1993
                              Officer of Blue Cross &
 C, N....................  53  Blue Shield United of Wisconsin, a
                               comprehensive health insurer;
                               Director of WICOR, Inc. and Compcare

A--Audit Committee                             F--Finance Committee
C--Compensation and Development Committee      N--Nominating Committee
E--Executive Committee                         S--Scientific Advisory Committee

            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                          Terms Expiring April, 2002

                                                                         Year
                                                                        First
                                     Position with Company or Other    Elected
 Name and Age                                  Occupation              Director
 ------------                        ------------------------------    --------
 Richard A. Abdoo                  Chairman, President and Chief         1999
 A, N........................      Executive Officer of Wisconsin
                                   Energy Corp., a supplier of
                               57  electric, gas and real
                                   estate development services;
                                   Director of Marshall & Ilsley
                                   Corp. and United Wisconsin
                                   Services, Inc.

 Alberto Fernandez                 Chief Executive Officer of Pyosa,     1999
 A...........................      S.A. de C.V., a Mexican chemical
                                   company specializing in lead
                               54  oxides, fine chemicals
                                   and dyes (1)

 James L. Forbes                   Chairman and Chief Executive          1989
 A, E, F.....................      Officer of Badger Meter, Inc., a
                                   manufacturer and marketer of flow
                               68  measurement and control
                                   products; Director of Blue Cross
                                   & Blue Shield United of
                                   Wisconsin, United Wisconsin
                                   Services, Inc. and Journal
                                   Communications, Inc.

 Dr. Carol I. Waslien Ghazaii      Professor, Public Health              1981
 F, S........................      Sciences-Epidemiology,
                                   John A. Burns School of Medicine,
                               60  University of Hawaii

A--Audit Committee                             F--Finance Committee
C--Compensation and Development Committee      N--Nominating Committee
E--Executive Committee                         S--Scientific Advisory Committee

--------
(1) In September, 1997, the Company acquired certain assets of the food color business of Pyosa, S.A. de C.V., which is located in Monterrey, Mexico.

            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                          Terms Expiring April, 2003

                                                                        Year
                                                                       First
                                                                      Elected
    Name and Age         Position with Company or Other Occupation    Director
    ------------         -----------------------------------------    --------
 John F. Bergstrom      Chairman and Chief Executive Officer of         1994
                        Bergstrom Corporation,
 C, E, N...........  54 which owns automotive dealerships and commercial real estate; Director of
                        Wisconsin Energy Corporation, Wisconsin
                        Electric Co., Kimberly-Clark Corporation,
                        Midwest Express Airlines and Banta Corp.

 William V. Hickey      President, Chief Executive Officer and          1997
                        Director of Sealed Air
 C, E, F...........  56 Corporation, a leading global manufacturer of a complementary line of protective, food
                        and specialty packaging materials and
                        systems(1)

 Kenneth P. Manning     Chairman of the Board, President and Chief      1989
                        Executive Officer of the
 E, S..............  59 Company; Director of Badger Meter, Inc.(2)

   A--Audit Committee                             F--Finance Committee
   C--Compensation and Development Committee      N--Nominating Committee
   E--Executive Committee                         S--Scientific Advisory Committee

--------
(1) Mr. Hickey served as President and Chief Operating Officer of Sealed Air Corporation from 1996 to 2000 and as its Executive Vice President and Chief Operating Officer from 1994 to 1996.

(2) Mr. Manning was elected Chief Executive Officer effective October 1, 1996, and was elected Chairman effective April 30, 1997.

   Except as noted, all nominees and directors continuing in office have held their current positions or otherwise have served in their respective positions with the listed organizations for more than five years. No director, nominee for director or executive officer had any material interest, direct or indirect, in any business transaction of the Company or any subsidiary during 2000, nor does any director, nominee or executive officer have any material interest, direct or indirect, in any such proposed transaction.

   The Board of Directors met five times during 2000, and each director attended at least 75% of the meetings of the Board and the Board Committees on which he or she served that were held during the period in which he or she was a director.

Committees of The Board of Directors

   The Executive Committee of the Board of Directors, which currently consists of Messrs. Bergstrom, Forbes, Hickey and Manning, met four times in 2000. This Committee has the power and authority of the Board of Directors in directing the management of the business and affairs of the Company in the intervals between Board of Directors meetings, except to the extent limited by law, and reports its actions at regular meetings of the Board.

   The Audit Committee of the Board of Directors met twice during 2000. Messrs. Abdoo, Croft, Fernandez and Forbes are the current members of the Audit Committee. All members of the Audit Committee are independent in accordance with New York Stock Exchange rules. This Committee, among other things: (i) recommends the engagement of the independent auditors of the Company and approves their fee and the scope and timing of their audit services; (ii) reviews the adequacy and appropriateness of the Company's internal control structure and recommends improvements thereto, including management's assessment of internal controls and the internal audit function;
(iii) reviews with the independent auditors their reports on the consolidated financial statements of the Company and the adequacy of the financial reporting process, including the selection of accounting policies; and (iv) reviews the adequacy and appropriateness of the various policies of the Company dealing with the principles governing performance of corporate activities. These policies, which are set forth in the Company's Code of Conduct, include antitrust compliance, conflict of interest and business ethics. The Board of Directors has adopted a written charter for the Audit Committee, which is incorporated in the Company's Bylaws. A copy of the written charter is attached as Appendix A to this proxy statement.

   The current members of the Compensation and Development Committee of the Board of Directors, which held five meetings during 2000, are Messrs. Bergstrom, Croft, Hickey and Ms. Whitelaw. This Committee, among other things:
(i) reviews and approves all compensation programs for senior management of the Company, including salary structure, base salary and short-term and long-term incentive compensation plans, including stock options and non-qualified fringe benefit programs; (ii) prepares reports for the annual proxy statement;
(iii) reviews and approves annual changes in each elected officer's compensation including base salary and short-term and long-term incentive awards, and approves all executive employment contracts; (iv) annually recommends to the Board of Directors the election of Company officers; and (v) annually reviews the performance of the Chief Executive Officer and reviews and approves the Chief Executive Officer's management development and succession plans for the Company.

   The Finance Committee of the Board of Directors, currently consisting of Messrs. Batten, Forbes and Hickey and Drs. Clydesdale and Waslien Ghazaii, held three meetings during 2000. Among other things, this Committee reviews and monitors the Company's financial planning and structure to ensure conformance with the Company's requirements for growth and fiscally sound operation, and also reviews and approves: (i) the Company's annual capital budget, long-term financing plans, existing credit facilities and investments and commercial and investment banking relationships; (ii) existing insurance programs, foreign currency management and the stock repurchase program; and
(iii) the financial management and administrative operation of the Company's qualified and nonqualified benefit plans.

   The Nominating Committee of the Board of Directors, which currently consists of Messrs. Abdoo, Batten, Bergstrom, and Ms. Whitelaw, met once during 2000. Among other functions, this Committee: (i) studies and makes recommendations concerning the composition of the Board of Directors and its committee structure and reviews the compensation of Board and Committee members; (ii) recommends persons to be nominated by the Board of Directors for election as directors of the Company and to serve as proxies at the annual meeting of shareholders; and (iii) considers nominees recommended by shareholders. Recommendations by shareholders should be forwarded to the Secretary of the Company and should identify the nominee by name and provide detailed information concerning his or her qualifications. The Company's Bylaws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person for election as a director. See the discussion under "Future Shareholder Proposals and Nominations" on page 22.

   The Scientific Advisory Committee of the Board of Directors, which currently consists of Dr. Clydesdale, Dr. Waslien Ghazaii and Mr. Manning, met twice during 2000. Among other functions, this Committee: (i) reviews the Company's research and development programs with respect to the quality and scope of work undertaken; (ii) advises the Company on maintaining product leadership through technological innovation; and (iii) reports on new technological trends and regulatory developments that would significantly affect the Company and suggests possible new emphases with respect to its research programs and new business opportunities.

Director Compensation and Benefits

   Directors who are not employees of the Company received during 2000 an annual retainer of $24,000 and fees of $1,000 for each Board and Committee meeting attended in addition to reimbursable expenses for such attendance. Each Committee chairperson received an additional $3,500 annually for serving in that capacity.

   The Company has an unfunded retirement plan for non-employee directors who have completed at least three years (one full term) of service with the Company as a director. The plan provides a benefit equal to the annual retainer fee for directors in effect at the time of the director's departure from the Board. This benefit, payable only during the lifetime of the participant, continues for a period equal to the amount of time the individual was an active director. During the benefit period, the participant must be available to the Chairman of the Board for consultation.

   The Company has a Directors' Deferred Compensation Plan available to any director who is entitled to compensation as a Board member. Under this plan, the maximum amount that is eligible to be deferred is the total of all fees paid to the director by reason of his or her membership on the Board or any Committee thereof. The plan provides that directors may defer all or part of their director fees and the deferral may be in cash or Common Stock. The fees deferred in cash are credited to individual deferred compensation accounts which bear interest at the rate of 8.0% per annum. The amounts deferred pursuant to this plan will be paid either: (i) in a lump sum on January 31st of the calendar year following the year in which the director ceases to be a director or on January 31st of any year thereafter; or (ii) in five equal consecutive annual installments commencing on January 31st of the first calendar year after the director ceases to serve as a director. In the event of death, the balance in a director's account will be paid in a lump sum to a designated beneficiary or to the director's estate.

   The Company has a Directors Stock Option Plan for any director who is not an employee of the Company. The plan provides for each director to be granted 2,000 options every May 1. The options have an exercise price equal to the market price of the Company's stock on the date of grant and vest in increments of one-third of the total grant on each of the first, second, and third anniversaries of the date of grant.

                            Audit Committee Report

   In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2000, the Committee met two times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company's Vice President and Chief Financial Officer, Controller and independent auditors prior to filing the Company's Form 10-Q with the Securities and Exchange Commission.

   In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the Company's internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing and concurred in the appointment of a new Director of Internal Audit. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

   The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations. During the year ended December 31, 2000, aggregate fees (including expenses) for the annual audit of the
Company's financial statements were approximately $     and other services,
including income tax services, were approximately $    . The independent
auditors did not provide any professional services related to financial information design and implementation.

The Committee has considered the level of non-audit services provided by the auditors in its deliberations of auditor independence.

   The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: February 15, 2001                   James L. Forbes,
                                             Chairman

                                          Richard A. Abdoo
                                          James A.D. Croft
                                          Alberto Fernandez

                            PRINCIPAL SHAREHOLDERS

Management

   The following table sets forth certain information as of February 28, 2001, regarding the beneficial ownership of Common Stock by each of the executive officers of the Company who is named in the Summary Compensation Table on page 13 ("named executive officers"), each director and nominee, and all of the directors and executive officers of the Company as a group. Except as otherwise indicated, all shares listed are owned with sole voting and investment power.

                                                       Amount and Nature of
                                                     Beneficial Ownership and
               Name of Beneficial Owner             Percent of Class (1)(2)(3)
               ------------------------             --------------------------
   Richard A. Abdoo................................            [2,199]
   Michael E. Batten...............................            [4,774]
   John F. Bergstrom...............................            [4,456]
   Dr. Fergus M. Clydesdale........................            [3,592]
   James A.D. Croft................................            [2,262]
   Michael DuBois..................................           [31,388]
   Alberto Fernandez...............................            [1,283]
   James L. Forbes.................................            [4,324]
   Dr. Carol I. Waslien Ghazaii....................            [2,333]
   William V. Hickey...............................            [3,462]
   Richard F. Hobbs................................          [231,137]
   Kenneth P. Manning..............................          [631,845]
   R. Steven Martin................................          [128,747]
   John Mudd.......................................           [11,301]
   Essie Whitelaw..................................            [2,746]
   All directors and executive officers as a group
    (24 persons)...................................        [1,439,424]

--------
(1) Except for Mr. Manning, who beneficially owns [1.3%] of the outstanding Common Stock, no director or named executive officer beneficially owns 1% or more of the Company's Common Stock. The beneficial ownership of all directors and executive officers as a group represents [2.9%] of the outstanding Common Stock. In each case this percentage is based upon the assumed exercise of that number of options which are included in the total number of shares shown (see Note (2), below).

(2) Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of February 28, 2001: Mr. DuBois--23,666 shares; Mr. Hobbs--168,633 shares; Mr. Manning--
    495,666 shares; Mr. Martin--89,369 shares; Mr. Mudd--0 shares; each director (other than Mr. Manning)--666 shares and all directors and executive officers as a group--[1,069,856] shares.

(3) Includes the following deferred shares which have been granted pursuant to the Directors' Deferred Compensation Plan: Mr. Abdoo--1,074 shares; Mr. Fernandez--358 shares.

Other Beneficial Owners

   The following table sets forth information regarding beneficial ownership by those persons whom the Company believes to be beneficial owners of more than 5% of the Common Stock of the Company as of February 28, 2001, based solely on review of filings made with the Securities and Exchange Commission (except as noted in (3) below).

                                                          Amount and
                                                          Nature of   Percent of
   Name and Address of Beneficial Owner                   Ownership    Class(1)
   ------------------------------------                   ----------  ----------
   Principal Mutual Life Ins. Co.(2).....................  3,118,316     [6.4%]
   Fidelity Management Trust Company(3).................. [3,431,355]    [7.0%]

--------
(1) All percentages are based on [48,530,859] of Common Stock outstanding as of February 28, 2001.

(2) Invista Capital Management, 699 Walnut, 1500 Hub Tower, Des Moines, IA 50309 ("Invista"), filed a Schedule 13G/A on February 15, 2000, which reported on behalf of its parent holding company, Principal Mutual Life Ins. Co., 711 High Street, Des Moines, IA 50392-0088 ("Principal"), that Principal held shared voting power and shared dispositive power with respect to 3,118,316 shares. According to the Schedule 13G/A, Invista is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(3) Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109 ("Fidelity") is the Trustee of the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan ("ESOP"), which holds [2,166,138] shares, or [4.4%] of the number of shares outstanding at February 28, 2001, and is also the Trustee of the Sensient Technologies Corporation Savings Plan ("Savings Plan"), which holds [1,265,217] shares of Common Stock, or [2.6]% of the number of shares outstanding at February 28, 2001. Fidelity has advised the Company that it disclaims beneficial ownership of the ESOP and Savings Plan shares.

                 COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

 Introduction

   This report describes the Company's executive compensation programs and the basis on which 2000 compensation was determined with respect to the executive officers of the Company. The Committee is composed entirely of independent non-employee directors and met five times during 2000. A more complete description of the Committee functions is set forth under the heading "Committees of the Board of Directors" on page 6.

 Compensation Policy and Objectives

   The Company has developed an overall compensation policy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified financial goals ("Program"). The overall objectives of the Program are to attract and retain the best possible executive talent, to motivate these executives to successfully execute the Company's business strategy, to link executive and shareholder interests through equity-based plans and to provide a program that recognizes individual contributions and achievement.

   Each year the Committee conducts a review of the Program. This review includes a meeting with an independent compensation consultant assessing the effectiveness of the Program and comparing it to a group of corporations that represent the Company's competition for executive talent. The Committee approves the selection of comparator companies used for this analysis. The Committee determines the compensation for the 14 elected officers including the five most highly compensated Company executives. In reviewing individual performance, the Committee takes into account the recommendations of Mr. Manning. Key elements of the Company's Program are base salary, short-term (annual) incentives and long-term incentives.

 Base Salaries

   Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the competitive marketplace for executive talent, including a comparison with base salaries for comparator positions at other companies. The base salary levels of the Company's executives are targeted at the 50th percentile of the range of base pay levels of similarly positioned executives in other companies. Base pay levels are determined using regression analysis because of the difference in size between the comparator companies and the Company. The Committee annually reviews each executive's base salary. Adjustments are determined by evaluating the financial performance of the Company, the performance of each executive officer against job specifications, any new responsibilities and average percentage pay increases provided by the comparator companies for similar positions. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered.

   As reflected in the Summary Compensation Table on page 13, Mr. Manning's base salary was increased in 2000 by $60,000 (10.7%). In determining Mr. Manning's base salary, the Committee weighed the aforementioned criteria equally.

 Annual Bonuses

   The Management Incentive Plans for elected officers ("Annual Plans") promote the Company's pay-for-performance policy by providing annual cash payments to executives based upon achieving overall Company or divisional financial goals. The Annual Plans are subject to a target of 45% to 85% of annual base salary depending on a participant's position in the Company. The award is based on the achievement of a targeted Earnings Per Share level, and in certain cases division sales operating profit, for the year, with 100% of the maximum award being paid upon achieving the targeted level. Performance in excess of the targeted level allows for a payment of up to 175% of the maximum award. Target bonus award levels approximate the 50th percentile

(adjusted for company size) of comparator companies' practices for each executive position. For performance exceeding the targeted levels, the bonus opportunities are tied to 75th percentile practices among comparator companies. In 2000, Mr. Manning's bonus opportunity was 85% of his base salary. As reflected in the Summary Compensation Table, his bonus award was $320,000 or 51.5% of his base salary. Although the Company's earnings per share did not meet the targeted level in 2000, the Committee determined to award Mr. Manning this bonus in light of his performance and achievements during the year.

 Stock Awards and Long-Term Incentives

   Under the Company's 1994 Employee Stock Plan and 1998 Stock Option Plan, which were approved by the shareholders, restricted stock or stock options may be granted to the Company's executive officers and other key employees. The Committee makes annual decisions regarding appropriate stock-based grants for each executive based on the following equally weighted factors. The Committee considers the Company's financial performance, executives' levels of responsibilities and predicted award values at the 50-75th percentile of long-term incentive compensation practices for similar positions at other companies. These factors determine the amount which may be represented by the determined grant value of options and restricted stock. Generally, restricted stock is only awarded to recognize a significant contribution to the Company's performance. Restricted stock vests in five years. All outstanding options have an exercise price equal to the market price on the date of grant and vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant. This compensation approach is designed to provide incentive to create shareholder value over the long-term, since the full benefit of the compensation cannot be realized unless stock price appreciation occurs over a number of years. In 2000, Mr. Manning received options to purchase 150,000 shares at their fair market value on the date of grant and received 15,000 shares of restricted stock. Messrs. Hobbs, Martin, DuBois and Mudd received options to purchase 50,000, 30,000, 25,000 and 25,000 shares, respectively, and 5,000, 3,000, 3,000 and 3,000 shares of restricted stock, respectively.

 Code Section 162(m)

   Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual, subject to several exceptions. The Committee intends to continue to grant awards under the 1998 Stock Option Plan that are designed to qualify for the performance-based compensation exception. However, the Committee may grant such awards and the Company may enter into compensation arrangements from time to time, which do not qualify for deductibility under Section 162(m).

   Compensation and Development Committee

     John F. Bergstrom, Chairperson
     James A.D. Croft
     William V. Hickey
     Essie Whitelaw

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth information on the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the "named executive officers") of the Company as of December 31, 2000.

                                       Annual             Long-term
                                   Compensation(2)      Compensation
                                  ----------------- ---------------------
                                                    Restricted Securities
                          Fiscal    Base              Stock    Underlying  All Other
   Name and Principal      Year    Salary   Bonus     Awards    Options   Compensation
        Position         Ended(1)   ($)     ($)(3)    ($)(4)      (#)        ($)(5)
   ------------------    -------- -------- -------- ---------- ---------- ------------
Kenneth P. Manning...... 12-31-00 $621,000 $320,000  $330,000   150,000     $124,310
 Chairman, President and  9-30-99  561,000  600,831   332,812    75,000      111,458
 Chief Executive Officer  9-30-98  501,000  532,313   323,436    73,000       84,505

Richard F. Hobbs........ 12-31-00  275,000  110,000   110,000    50,000       49,697
 Vice President and       9-30-99  250,000  204,750   110,937    37,500       44,191
 Chief Financial Officer  9-30-98  215,000  174,688   107,813    29,000       33,530

R. Steven Martin........ 12-31-00  279,000   30,000    66,000    30,000       49,603
 Executive Vice
  President               9-30-99  265,000  217,035    88,750    30,000       43,481
                          9-30-98  209,000  169,813   107,813    32,000       31,753

Michael DuBois(6)....... 12-31-00  260,000  134,200    66,000    25,000       43,894
 President--Flavor        9-30-99  242,500  178,950    44,375    25,000       31,199
                          9-30-98  122,915   69,490       --     23,000       19,584

John Mudd(7)............ 12-31-00  206,250  111,625    66,000    25,000       15,000
 President--Color         9-30-99      --       --        --        --           --
                          9-30-98      --       --        --        --           --

--------
(1) On September 7, 2000, the Company changed its fiscal year end from September 30 to December 31. The information presented in this table includes the fiscal year ended December 31, 2000 and the fiscal years ended September 30, 1999 and September 30, 1998. The information for the period October 1, 1999 to December 31, 1999 is in the table below.

                                                    Long-term
                         Annual Compensation      Compensation
                         -------------------- ---------------------
                                                         Securities
                                              Restricted Underlying  All Other
                            Base                Stock     Options   Compensation
Name                     Salary ($) Bonus ($) Awards ($)    (#)         ($)
----                     ---------- --------- ---------- ---------- ------------
Kenneth P. Manning......  155,250    197,944      --         --        35,319
Richard F. Hobbs........   68,750     67,031      --         --        13,578
R. Steven Martin........   69,750     68,006      --         --        13,775
Michael DuBois..........   65,000     42,939      --         --        10,793
John Mudd...............        0          0      --         --           --

--------
(2) Includes amounts deferred at the election of the named executive officer under the Company's Executive Income Deferral Plan (see "Employment Agreements and Other Arrangements").

(3) Consists of awards under the Company's Management Incentive Plans.

(4) The amounts in the table reflect the market value on the date of award of restricted shares of Common Stock ("Restricted Stock"). Total number and value of shares of Restricted Stock held as of December 31, 2000 (based on the $22.75 per share closing price of the Common Stock on December 31,
    2000) for each named executive officer are: Kenneth P. Manning--51,000 shares/$1,160,250; Richard F. Hobbs--19,000 shares/$432,250; R. Steven Martin--16,000 shares/$364,000; Michael DuBois-- 5,000 shares/$113,750; John Mudd--3,000 shares/$68,250 and Dividends are paid on Restricted Stock when paid on Common Stock.

(5) Consists of Company contributions under certain benefit plans and other arrangements for the five named executive officers. These contributions are set forth in the following table. The Company's Employee Stock Ownership Plan ("ESOP") and Savings Plan are tax-qualified plans which are subject to government imposed annual limitations ($10,200 and $6,800 respectively per year for 2000) on contributions. The Company's Supplemental Benefits Plan, a non-tax-qualified plan, replaces benefits which cannot be provided by the tax-qualified ESOP and Savings Plan because of these annual limitations. The amounts shown in the table below as contributed to the ESOP and Savings Plan which exceed the applicable annual limits were contributed to the Supplemental Benefits Plan. At the time the ESOP and Savings Plan were adopted to replace the Company's former defined benefit pension plan, the Transition Retirement Plan, also a tax-qualified plan, was adopted to assure that affected employees would receive approximately the same level of benefits through normal retirement age that they would have received under the former defined benefit pension plan. The named executive officers do not participate in the Transition Retirement Plan but a benefit equivalent to what they would have received thereunder is contributed to the Supplemental Benefits Plan.

                                                                           Transition Plan
                                  ESOP                Savings Plan        Benefit Equivalent
                         ----------------------- ----------------------- --------------------
                          2000    1999    1998    2000    1999    1998    2000   1999   1998
                         ------- ------- ------- ------- ------- ------- ------ ------ ------
Mr. Manning............. $73,310 $65,599 $49,427 $48,873 $43,732 $32,951 $2,127 $2,127 $2,127
Mr. Hobbs...............  28,785  25,481  19,085  19,190  16,987  12,723  1,722  1,722  1,722
Mr. Martin..............  29,762  26,089  19,052  19,841  17,392  12,701    --     --     --
Mr. DuBois..............  26,336  18,719   5,875  17,558  12,480   3,917    --     --     --
Mr. Mudd................   9,000     --      --    6,000     --      --     --     --     --

--------
(6) Mr. DuBois joined the Company in May, 1998.

(7) Mr. Mudd joined the Company in February, 2000.

Stock Options

   The following table sets forth information concerning the grant of stock options under the Company's 1998 Stock Option Plan during 2000 to the named executive officers.

                         Number of  Percentage                         Potential Realizable Value
                         Securities  of Total                          at Assumed Annual Rates of
                         Underlying  Options                            Stock Price Appreciation
                          Options   Granted to Exercise or             for Ten-Year Option Term(3)
                          Granted   Employees   Base Price  Expiration ---------------------------
          Name             (#)(1)    in 2000   ($/share)(2)    Date         5%           10%
          ----           ---------- ---------- ------------ ---------- ------------ --------------
Kenneth P. Manning......  150,000      21.3%      $22.00    12/11/2010 $  2,075,352 $    5,259,350
Richard F. Hobbs........   50,000       7.1%       22.00    12/11/2010      691,784      1,753,116
R. Steven Martin........   30,000       4.3%       22.00    12/11/2010      415,070      1,051,870
Michael DuBois..........   25,000       3.5%       22.00    12/11/2010      345,892        876,558
John Mudd...............   25,000       3.5%       22.00    12/11/2010      345,892        876,558
All Shareholders(4).....      --        --           --            --  $687,031,118 $1,741,071,742

--------
(1) The options reflected in the table were granted on December 11, 2000, under the Company's 1998 Stock Option Plan (the "1998 Plan") and include both incentive stock options under Section 422 of the Internal Revenue Code and nonstatutory stock options. The exercise price of each option granted was equal to 100% of the fair market value of the Common Stock on the date of grant. The options granted vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the grant date. The options are subject to early vesting in the event of the individual's death, disability or retirement. Upon a

   "Change of Control" of the Company (as defined in the 1998 Plan), all options then outstanding will become immediately exercisable in full.

(2) The exercise price of options may be paid in cash or its equivalent, by delivering previously issued shares of Common Stock, or any combination thereof, or by electing to have the Company withhold shares of Common Stock issuable upon exercise with a fair market value equal to the exercise price.

(3) The option values presented were calculated based on a per-share price of $22.00 on the date of grant at assumed 5% and 10% annualized rates of appreciation for the term of the grant. The actual value, if any, that an individual may realize upon exercise will depend on the excess of the market price of the Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an individual upon the exercise of an option will be at or near the value estimated under the model described above.

(4) The potential realizable value for "All Shareholders" is determined on the assumption that the price of the Company's Common Stock appreciated over the term of the options from the $22.00 per share market price as of the date of grant at an annualized rate (i) of 5% (which would result in a value on December 11, 2010, of $35.83 per share); and (ii) 10% (which would result in a value on December 11, 2010, of $57.06 per share). The "All Shareholders" information is calculated based on 48,530,859 shares of the Company's Common Stock outstanding as of December 31, 2000. Thus, for comparative purposes, the total value of such Common Stock as of December 11, 2000, the date on which the options were granted, would be $1,067,678,898.

Aggregate Option Exercises in 2000 And Year-End Option Values

   The following table sets forth information regarding the exercise of stock options by each of the named executive officers during 2000 and the year-end value of unexercised stock options held by such officers.

                                                     Number of Securities
                                                    Underlying Unexercised     Value of Unexercised
                                                    Options at End of 2000     In-the-Money Options
                            Shares                            (#)              at End of 2000(1) ($)
                         Acquired on     Value     ------------------------- -------------------------
          Name           Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ------------ ------------ ----------- ------------- ----------- -------------
Kenneth P. Manning(2)...       --            --      495,666      224,334    $2,565,653    $169,522
Richard F. Hobbs........       --            --      168,633       84,667       783,877      63,042
R. Steven Martin(2).....    22,173      $151,620      89,369       60,667       253,475      46,417
Michael DuBois..........       --            --       23,666       49,334        22,895      37,230
John Mudd...............       --            --          --        25,000           --       18,750

--------
(1) The dollar values were calculated by determining the difference between the fair market value of the underlying shares of Common Stock and the various applicable exercise prices of the named executive officers' outstanding "in-the-money" options at the end of 2000. At the end of 2000, all options previously granted to the named executive officers were "in-the-money," which means that their exercise price was below fair market value. As provided by the Company's 1990 Employee Stock Plan, 1994 Employee Stock Plan and the 1998 Plan, the fair market value of the underlying shares of Common Stock on any date is equal to the price of the Company's Common Stock as reported on the New York Stock Exchange. On December 31, 2000, the closing price of the Common Stock as reported on the New York Stock Exchange was $22.75 per share.

(2) During the transition period between September 30, 1999 and December 31, 1999, Mr. Manning exercised 3,000 options for a realized value of $4,875, and Mr. Martin exercised 22,191 options for a realized value of $147,379.

                 EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

   Employment Agreement. The Company has an employment contract with Mr. Manning dated November 11, 1999. The term of the agreement is for three years, which is automatically extended annually for additional one-year periods, except that in no event will the term of his employment extend beyond the calendar month in which his 65th birthday occurs or he becomes disabled or dies. During this employment period, the agreement provides for the payment of base salary (subject to annual adjustment), plus bonus and customary fringe benefits. The agreement can be terminated by the Board of Directors with or without cause. If terminated without cause by the Board or for good reason by Mr. Manning (as defined therein), certain termination benefits are payable to Mr. Manning in an amount equal to three times the sum of his base salary then in effect and his target bonus for the fiscal year in which such termination occurred. Mr. Manning would also continue to receive certain fringe benefits for three years. In the event of a change of control of the Company, Mr. Manning's employment contract would be superseded by a Change of Control Employment and Severance Agreement as described below, except that he would be entitled to retain certain retirement and disability benefits under his employment contract.

   Change of Control Employment and Severance Agreements. The Company also has Change of Control Employment and Severance Agreements with 14 executive officers (including the named executive officers) who are part of the executive officer group. Each of these agreements provides that in the event of a "Change of Control," as defined in the respective agreement, the Company will continue to employ the executive for a period of three years following the date of such Change of Control. During this employment period, the executive will receive as compensation a base salary, subject to annual adjustment, bonus awards in accordance with past practice and all other customary fringe benefits in effect as of the date of the Change of Control. The agreements can be terminated upon 30 days' notice by the Company in the event of the executive's disability. The agreements can also be terminated by the Company for "cause" and by the executive for "good reason." If terminated by the Company other than for cause or disability, or by the executive for good reason, the Company will pay the executive an amount equal to the sum of
(i) accrued unpaid deferred compensation and vacation pay and (ii) three times the executive's base salary plus the highest annual bonus for the last three fiscal years. The executive will also be entitled to coverage under existing benefit plans for three years and a payment equal to the vested amounts plus a payment equal to three additional years of employer contributions under the Savings Plan, ESOP, and Supplemental Benefits Plan (including the Transition Plan benefit equivalent described in footnote (5) to the Summary Compensation Table). The Savings Plan, ESOP and Supplemental Benefits Plan provide for full vesting of all accounts upon the occurrence of a Change of Control. In addition, payments under the Company's Supplemental Executive Retirement Plan, described below ("SERP"), are calculated based on an adjusted final salary reflecting three additional years of salary increases consistent with past practice. If terminated for cause, the Company will pay the executive his annual base salary through termination. If the executive's employment is terminated by reason of death or disability, the Company will pay certain accrued obligations and other customary death or disability benefits. In all cases, the Company will pay any excise taxes assessed against any payments made to the executive.

   SERP. The SERP provides a non-qualified supplemental executive retirement benefit for selected officers and key employees. Generally, participants contribute to the plan, in each year until death or retirement, an amount equivalent to a term insurance premium applicable to a life insurance benefit of three times the participant's base salary in effect on the date of acceptance into the plan, unless all amounts were previously paid under a predecessor plan. A pre-retirement survivor income benefit equal to 20%, 25% or 30% of base salary payable for 15 or 20 years is available to designated beneficiaries if the participant dies prior to retirement. At the time of retirement, the participant may continue the survivor income benefit or elect to receive a supplemental retirement income benefit equal to 20%, 25% or 30% of base salary for 15 or 20 years or an actuarially equivalent joint and survivor benefit. A participant may receive his retirement income benefit as a lump sum distribution by making an advance election therefor or by accepting an actuarially reduced benefit. In the event of a Change of Control, lump sum distributions are required. The benefit obligations under the SERP are funded under Rabbi Trust B described below under "Funding Arrangements." The named executive officers, except Mr. Mudd, participate in the SERP. Under their respective agreements under the SERP, each of the participating named executive officers is entitled to 20 years of benefits, and the applicable percentages of pre-retirement survivor income benefits and supplemental retirement income benefits for the participating named executive officers are 30% for Messrs. Manning, Hobbs and Martin and 25% for Mr. DuBois.

   Executive Income Deferral Plan. Under the Executive Income Deferral Plan, executives of the Company (including the named executive officers) are entitled to defer up to 25% of their annual salary. Amounts deferred earn interest at a Company-guaranteed annual minimum rate and are payable upon retirement over a 15 year period, unless the executive elects to receive an actuarially equivalent joint and survivor benefit, reduced by up to 20% depending upon the executive's age at retirement. The Company's obligations under the Executive Income Deferral Plan are also funded by Rabbi Trust B.

   Funding Arrangements. The Company has established three so-called "Rabbi Trusts" by entering into trust agreements with a trustee to assure the satisfaction of the obligations of the Company under various plans and agreements to make deferred and other payments to certain of its past, present and future executives and directors, including the named executive officers. Rabbi Trust A requires the Company to deposit assets into ("fund") the Trust in the event of a "Change of Control" (as defined therein) in an amount sufficient to satisfy the Company's obligations to Mr. Manning, the other named executive officers, and other executive officers under the Change of Control Employment and Severance Agreements with those individuals (except to the extent that those obligations consist of benefits covered by Rabbi Trust
B). Rabbi Trust A is currently not funded except with a nominal amount of assets, and is currently revocable but will become irrevocable once it is funded. The Board may elect to fund Rabbi Trust A in whole or in part prior to the occurrence of a Change of Control. Rabbi Trust B was created to fund the Company's obligations under various employee benefit plans, including three plans in which the named executive officers participate: the SERP, the Supplemental Benefits Plan, and the Executive Income Deferral Plan. The Company makes annual contributions to Rabbi Trust B and it currently holds approximately [$15.0] million of assets. Rabbi Trust B is irrevocable. Rabbi Trust C was created to assure that payments to non-employee directors under the director retirement and Deferred Compensation plans described under "Director Compensation and Benefits" will not be improperly withheld. Rabbi Trust C is currently funded with a nominal amount, and is also funded from time to time as payouts are made under these plans, although the Board may elect to fund it at any time. Rabbi Trust C is irrevocable. Each of the Rabbi Trusts will terminate upon the earlier of the exhaustion of the trust corpus or the final payment to the directors or executives pursuant to the respective plans and agreements covered thereby, and any remaining assets will be paid to the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file initial reports of beneficial ownership (on Form 3) and reports of changes in beneficial ownership (on either Form 4 or Form 5) with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. SEC regulations require officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and upon certifications from reporting persons who did not file year-end reports on Form 5 that no such reports were required, the Company believes that during the year ended December 31, 2000, all its officers and directors complied with
Section 16(a) filing requirements except as follows: two officers, Stephen J. Rolfs and Jack Koberstine, who were elected to their positions and became subject to the Section 16 reporting requirements during 2000, filed their initial beneficial ownership reports on Form 3 approximately 2 weeks late.

                           COMPANY STOCK PERFORMANCE

   The following graph compares the cumulative annual change since December 31, 1995 of the total shareholder return on the Common Stock with: (i) the total return on the Standard & Poor's 500 Food Index (the "S&P Food Index"); and (ii) the total return on the Standard & Poor's 500 Composite Index (the "S&P Composite Index"), assuming that $100 was invested in each of the Common Stock, the stocks comprising the S&P Food Index and the stocks comprising the S&P Composite Index on December 31, 1995 and assuming that all dividends were reinvested at the end of the month in which they are paid.

                     Comparison Of Five-Year Total Return
    Among Sensient Technologies Corporation, The S&P Food Index And The S&P
                                Composite Index

                                                           December 31,
                                                   -----------------------------
                                                   1995 1996 1997 1998 1999 2000
                                                   ---- ---- ---- ---- ---- ----
   Sensient Technologies Corporation.............. $100  .    .    .    .    .
   S&P Food Index.................................  100  .    .    .    .    .
   S&P Composite Index............................  100  .    .    .    .    .

                                    ITEM 2.

APPROVAL OF CHANGE OF THE NAME OF THE COMPANY FROM UNIVERSAL FOODS CORPORATION
                     TO SENSIENT TECHNOLOGIES CORPORATION

   The Board of Directors has approved and believes that it is advisable and in the best interests of the Company to change the name of the Company from Universal Foods Corporation to Sensient Technologies Corporation. The Company believes that the new name better reflects the nature of the Company's business and its expansion into non-food markets. Since November 6, 2000, the Company has been doing business as Sensient Technologies Corporation to the extent legally permissible, and its shares have been trading on the New York Stock Exchange under the symbol "SXT". If this name change is approved, the Company and its subsidiaries will cease using the Universal Foods Corporation name and use the Sensient Technologies Corporation for all corporate purposes, beginning as soon as practicable after the Meeting.

   Under the Wisconsin Business Corporation Law, a change in the formal name of a Wisconsin corporation requires both director and shareholder approval of an amendment to the corporation's Articles of Incorporation to reflect the new corporate name. The Board has adopted the following resolution to amend
Section 1.1 of the Company's Amended and Restated Articles of Incorporation to reflect that the name of the Company shall be Sensient Technologies
Corporation:

     RESOLVED, that the Amended and Restated Articles of Incorporation be amended to change the name of the Company from Universal Foods Corporation to Sensient Technologies Corporation, and for that purpose to amend Section
  1.1 thereof to read in its entirety as follows:

       "Section 1.1 Name

       The name of the corporation is SENSIENT TECHNOLOGIES CORPORATION."

   Under Wisconsin law, an amendment to a company's Articles of Incorporation is adopted if a quorum of the shares entitled to vote is present and a majority of those shares present are voted in favor of the amendment. Thus, any shares that are present at the meeting for quorum purposes which are not voted on this matter at the Meeting (whether by abstention, broker nonvote or otherwise) will have the same effect as a vote against the amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO CHANGE THE COMPANY'S NAME TO SENSIENT TECHNOLOGIES CORPORATION. SHARES OF
 COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE CHANGE OF THE COMPANY'S NAME.

                                    ITEM 3.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Upon the recommendation of the Audit Committee, the Board, subject to shareholder ratification, has selected Deloitte & Touche LLP, certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2001. Deloitte & Touche LLP has been the independent auditor of the Company for many years and has advised the Company that neither the firm nor any of its partners have any direct or indirect material financial interest in the Company.

   Although not required by law to submit the appointment to a vote by shareholders, the Board believes it appropriate, as a matter of policy, to request that the shareholders ratify the appointment of Deloitte & Touche LLP as independent auditors for 2001. Assuming that a quorum is present, the selection of Deloitte & Touche LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification. Under Wisconsin law, any shares of Common Stock which are not voted on this matter at the Meeting (whether by abstention, broker nonvote or otherwise) will have no effect on this matter. If the shareholders should not so ratify, the Board will reconsider the appointment.

   Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

THE BOARD OF  DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR  THE RATIFICATION OF
 THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDI-TORS FOR THE YEAR ENDING DECEMBER 31, 2001. SHARES OF COMMON STOCK REPRE-
  SENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE RATIFICATION OF SUCH APPOINTMENT.

                                    ITEM 4.

                                 OTHER MATTERS

   Company management knows of no business which will be presented for action at the Meeting other than those items identified in the Notice of Annual Meeting. Pursuant to the Company's Bylaws, written notice of any shareholder proposals to be presented at the Meeting must have been received by the Secretary no later than March 6, 2001. As no notice of any shareholder proposals was received, no business may be brought before the Meeting by any shareholders. If other matters are brought before the Meeting by the Board of Directors, it is intended that proxies will be voted at the Meeting in accordance with the judgment of the person or persons exercising the authority conferred by such proxies.

                 FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

   The Company welcomes comments or suggestions from its shareholders. In the event a shareholder desires to have a proposal formally considered at the annual shareholders' meeting in April, 2002 and included in the proxy statement for that meeting, the proposal must be in writing and received by the Secretary of the Company on or before November 23, 2001 and must otherwise comply with the applicable rules of the Securities and Exchange Commission. Under the Company's Bylaws, appropriate Shareholder proposals will be presented at the 2002 annual meeting without inclusion in the proxy materials if such proposals are received by the Company no later than March 6, 2002.

   In addition, the Company's Bylaws establish procedures for shareholder nominations for election of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Among other things, to bring business before an annual meeting or to nominate a person for election as a director at an annual meeting, a shareholder must give written notice to the Secretary of the Company not less than 50 days (and, in the case of nominations, not more than 90 days) prior to the third Thursday after the first Friday in the month of April next following the last annual meeting held. The notice must contain certain information about the proposed business or the nominee and the shareholder making the proposal.

   Any shareholder interested in making a nomination or proposal should request a copy of the applicable Bylaw provisions from the Secretary of the Company and send any such nomination or proposal to the Secretary of the Company at the Company's executive offices at 777 East Wisconsin Avenue, 11th Floor, Milwaukee, Wisconsin, 53202.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE PROXY CARD OR VOTE BY PHONE OR BY INTERNET ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER OR BANK, ONLY YOUR BROKER OR BANK CAN SUBMIT THE PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO SUBMIT THE PROXY CARD ON YOUR BEHALF.

UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, ADDRESSED TO THE SECRETARY OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                          By Order of the Board of Directors

                                          John L. Hammond
                                          Secretary

March 23, 2001

                                                                     Appendix A

            Audit Committee Charter--Section 3.14 of Company Bylaws

   3.14 Audit Committee. There shall be an Audit Committee of the Board of Directors. The Committee shall have at least three (3) members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange. The Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities and shall have the authority to retain, at the Company's expense, legal, accounting or other consultants it deems necessary in the performance of its duties. The Committee shall have all of the responsibilities of a qualified audit committee under New York Stock Exchange rules including without limitation the responsibilities set forth below.

Review Procedures

  1 Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission regulations.

  2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments.

  3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  4. Review with financial management and the independent auditors the Company's quarterly financial results prior to filing the Company's Form 10-Q with the Securities and Exchange Commission. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

  5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors shall have the ultimate authority to select, evaluate the performance of and, where appropriate, replace the independent auditors. The Audit Committee shall annually recommend to the Board of Directors the appointment or replacement of the independent auditors.

  6. Approve the fees and any other significant compensation to be paid to the independent auditors.

  7. On an annual basis, the Committee shall obtain a formal written statement from the independent auditors delineating all relationships between the Company and its affiliates, including the written letter and disclosure required by ISB Standard No. 1, as it may be supplemented.

  8. From time to time, as appropriate, engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and recommend to the Board of Directors appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

  9. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  10. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss with the independent accountants the Company's internal controls and the matters required to be communicated to audit committees in accordance with AICPA SAS 61.

Internal Audit Department and Legal Compliance

  11. Review the budget, activities, organizational structure, qualifications and performance of the internal audit department, as needed.

  12. Review any reports covering issues which are material to the Company's financial statements prepared by the internal audit department together with management's response and follow-up to these reports.

  13. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Responsibilities

  14. Annually prepare, based on the review and discussions referred to above, a report to shareholders as required by Securities and Exchange Commission rules and regulations. The report should be included in the Company's annual proxy statement.

  15. Review and update periodically the Company's Code of Conduct and ensure that compliance with the Code of Conduct is adequately monitored by management.

  16. Perform any other activities consistent with this charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  17. Periodically report to the Board of Directors on significant results of the foregoing activities.

                          UNIVERSAL FOODS CORPORATION
                          ---------------------------
                    d/b/a Sensient Technologies Corporation
                    ---------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

                      To be held Thursday, April 26, 2001
                        2:00 p.m. Eastern Standard Time
                        -------------------------------
             St. Regis Hotel, 2 East 55th Street, at Fifth Avenue
                              New York, New York


















[LOGO]  Sensient Technologies Corporation
        777 East Wisconsin Avenue
        Milwaukee, Wisconsin 53202                                        proxy
--------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors of Universal Foods Corporation.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" all nominees listed in
Item 1 and "FOR" Items 2 and 3.

By signing this proxy, you revoke all prior proxies and constitute and appoint KENNETH P. MANNING, and JOHN L. HAMMOND, and each of them, with full power of substitution, your true and lawful Proxies, to represent and vote, as designated below, all shares of Common Stock of Universal Foods Corporation which you are entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York, on Thursday, April 26, 2001, 2:00 p.m. Eastern Standard Time, and at any adjournment thereof.

                                                              ------------------
                                                               COMPANY #
There are three ways to vote your Proxy
                                                               CONTROL #
                                                              ------------------
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-5326 -- QUICK *** EASY *** IMMEDIATE

 .    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 26, 2001.

 .    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number which are located above.

 .    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/company symbol/ -- QUICK *** EASY ***
                                          --------------
IMMEDIATE

 .    Use the Internet to vote your proxy 24 hours a day, 7 days a week, until
     12:00 p.m. (CT) on April 26, 2001.

 .    You will be prompted to enter your 3-digit Company Number and your 7 digit
     Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Universal Foods Corporation; c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.



     If you vote by Phone or Internet, please do not mail your Proxy Card
                              Please detach here


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


     The Board of Directors Recommends a Vote FOR all Nominees listed in Item 1 and FOR Items 2 and 3.

1. Election of      01 Michael E. Batten              03 James A.D. Croft       [_] Vote FOR all nominees    [_] Vote WITHHELD
   directors:       02 Dr. Fergus M. Clydesdale       04 Essie Whitelaw             (except as marked)           from all nominees

(Instructions: To withhold authority to vote for any indicated nominee,          ___________________________________________________
write the number(s) of the nominee(s) in the box provided to the right.)
2.   Proposal to amend the Company's Articles of Incorporation to change the     ___________________________________________________
     name of the Company from Universal Foods Corporation to Sensient
     Technologies Corporation.                                                   [_] For          [_] Against          [_] Abstain
3.   Proposal to ratify the appointment of Deloitte & Touche LLP, certified
     public accountants, as the independent auditors of the Company for          [_] For          [_] Against          [_] Abstain
     fiscal 2001.
4.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

Address change? Mark Box [_]
Indicate changes below:

                                                                                     The undersigned acknowledges receipt of the
                                                                                     Notice of said Annual Meeting and the
                                                                                     accompanying Proxy Statement and Annual Report.

                                                                                     Date __________________________________________

                                                                                     _______________________________________________

                                                                                     _______________________________________________

                                                                                     Signature(s) in Box
                                                                                     Please sign exactly as your name(s) appear on
                                                                                     Proxy. If held in joint tenancy, all persons
                                                                                     must sign. Trustees, administrators, etc.,
                                                                                     should include title and authority.
                                                                                     Corporations should provide full name of
                                                                                     corporation and title of authorized officer
                                                                                     signing the proxy.